                                                                     EXHIBIT 5.1

                 [SKINNER, SUTTON, WATSON & ROUNDS LETTERHEAD]



                                October 23, 2000


BY FACSIMILE AND U.S. MAIL

Sustainable Development International, Inc.
#208, 10240-124th Street
Edmonton, AB
T5N 3W6

       Re: Sustainable Development International, Inc. (the "Company"); Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to the Company, a Nevada corporation, in connection with the preparation and filing of a Registration Statement under Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to the offering of up to 550,000 shares of its common stock, par value $0.001 per share (the "Shares"), pursuant to the Company's Consultant Services Plan (the "Plan").

     In that connection, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Company's Articles of Incorporation, as amended, the Amended and Restated By-Laws of the Company, the Plan, the Company's Form 10-SB Registration Statement and all amendments thereto, the Company's Annual Report on Form 10-KSB, filed for the year ended October 31, 1999, and the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended January 31, 2000, April 30, 2000 and July 31, 2000, respectively.

     Based on the foregoing, we are of the opinion that the Shares, when awarded in accordance with the terms of the Plan, will be legally and validly issued, fully paid and non-assessable.

Sustainable Development International, Inc.
October 20, 2000
Page 2

     This opinion letter is rendered as of the date first written above. This law firm expressly disclaims any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify this opinion. This opinion is expressly limited to the matters stated herein, and this law firm makes no opinion, express or implied, as to any other matters relating to the Company or its securities.

     Members of our firm working with respect to the Company are admitted to the practice of law in the United States, the State of Nevada and the State of California, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to United States federal law, and no opinion is expressed herein as to any other applicable law or regulation.

     Our opinion is expressly limited to the matters set forth above, and we render no opinion, express or otherwise, as to any other matters relating to the Company, the Plan or the Shares issuable under the Plan.

     Our opinion is subject to the qualification that no opinion is expressed herein as to the application of any state securities or Blue-Sky laws.

     We are aware of and, as evidenced by our signature below, hereby consent to the incorporation into the Company's Registration Statement on Form S-8 of this letter containing our opinion as to the validity and legality of the Shares to be issued under said Registration Statement.

                                        Very truly yours,

                                        SKINNER, SUTTON, WATSON & ROUNDS



                                        /s/ ROBERT PAUL TURNER

                                        Robert Paul Turner

RPT:mh
cc: Garrett Sutton, Esq.